Exhibit 99.2
NEWS BULLETIN
RE: CLAIRE’S STORES, INC.
2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192
Claire’s Stores, Inc. Announces
Offering of Senior Secured Second Lien Notes Due 2019
CHICAGO, Illinois, February 11, 2011. Claire’s Stores, Inc. (the “Company”) today announced that it intends to offer senior secured second lien notes due 2019.
The Company intends to use the net proceeds to reduce outstanding indebtedness under the Company’s current credit facility.
The notes are being offered only to “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Forward-looking Statements:
This press release contains various “forward-looking statements” which represent the Company’s current expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are based on the information available to, and the expectations and assumptions deemed reasonable by the Company at the time this press release is issued. Although the Company believes that the assumptions underlying such statements are reasonable, it can give no assurance that any further results or events discussed in these statements will be achieved. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. A description of such risks are included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010 filed with the SEC on April 13, 2010, and the Company’s other filings with the Securities and Exchange Commission (the “SEC”). The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.
# # #